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                                                                    EXHIBIT 16.1



                                     ARTHUR
                                    ANDERSEN


December 21, 1998                                        _______________________
                                                         Arthur Andersen LLP

Office of the Chief Accountant                           _______________________
Securities and Exchange Commission                       Suite 2500
450 Fifth Street, NW                                     133 Peachtree Street NE
Washington, DC 20549                                     Atlanta GA 30303-1846
                                                         404 658 1776



Dear Sir/Madam:

We have read Item 4 included in the Form 8-K of EarthCare Company (copy attached) to be filed on December 21, 1998 with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP
---------------------------------------
Arthur Andersen LLP

Copy to:
Mr. James E. Farrell, EarthCare Company